Reaves Utility Income Fund N-CSR

Exhibit 19.(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282026 on Form N-2 of our report dated December 20, 2024, relating to the financial statements and financial highlights of Reaves Utility Income Fund appearing in this Annual Report on Form N-CSR for the year ended October 31, 2024.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 6, 2025